Exhibit 10(x)

INVACARE CORPORATION

BOARD OF DIRECTORS COMPENSATION

Retainer Fee	$60,000
Additional Retainer Fees
Lead Director:	$15,000
Audit Chair:	$15,000
Compensation Chair:	$15,000
Other Committee Chairs:	$10,000
Fees for Meetings in excess of 24 in a year	$1,500

Equity Components	Restricted stock award grant value of $90,000

For new directors - non-qualified stock option grant equal to $150,000 divided by the market price on date elected

Non-Employee Director Elective Stock Option Program	Non-employee directors may elect to defer all or a portion of their following year director fees into discounted stock options